EXHIBIT 32.2
Panhandle Oil and Gas Inc.
5400 North Grand Blvd. Suite #300
Oklahoma City, OK 73112
CERTIFICATION OF CHIEF FINANCIAL OFFICER
REGARDING PERIODIC REPORT CONTAINING
FINANCIAL STATEMENTS
I, Lonnie J. Lowry, Vice President and Chief Financial Officer of Panhandle Oil and Gas Inc., (the “Company”), in compliance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify in connection with the Company’s Annual Report on Form 10-K for the period that ended September 30, 2007 as filed with the Securities and Exchange Commission (the “Report”) that:
(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Lonnie J. Lowry
Lonnie J. Lowry
Vice President & Chief Financial Officer
December 11, 2007

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